UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  April 7, 2026

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and registrant's telephone number	IRS Employer Identification Number
1-36518	XPLR INFRASTRUCTURE, LP	30-0818558
700 Universe Boulevard
Juno Beach, Florida 33408
(561) 694-4700

State or other jurisdiction of incorporation or organization:  Delaware

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Units	XIFR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

On April 7, 2026, XPLR Infrastructure, LP (XPLR) entered into a Distribution Agency Agreement (the Agreement) with Barclays Capital Inc., KeyBanc Capital Markets Inc. and Scotia Capital (USA) Inc. (the Agents) in connection with XPLR’s renewed at-the-market equity issuance program. Pursuant to the Agreement, XPLR may offer and sell, from time to time, common units, having an aggregate sales price not to exceed $300,000,000, through an Agent or to an Agent as principal.

Any units offered under the Agreement will be issued pursuant to XPLR’s Registration Statement on Form S-3 (No. 333-294702).

In connection with the Agreement, this Current Report on Form 8-K is being filed to report certain documents as exhibits.

The foregoing description is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 1 to this Current Report on Form 8-K.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits.

Exhibit Number	Description
1	Distribution Agency Agreement, dated April 7, 2026, among XPLR Infrastructure, LP, Barclays Capital Inc., KeyBanc Capital Markets Inc. and Scotia Capital (USA) Inc.
5	Opinion of Morgan, Lewis & Bockius LLP with respect to the issuance and sale of the offered units
101	Interactive data files for this Form 8-K formatted in Inline XBRL
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  April 7, 2026

XPLR INFRASTRUCTURE, LP
(Registrant)

WILLIAM J. GOUGH
William J. Gough Controller (Principal Accounting Officer)